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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

VFINANCE COMPLETES ACQUISITION OF FIRST LEVEL CAPITAL, INC. AND MERGER WITH COLONIAL DIRECT FINANCIAL GROUP, INC.

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Jan. 4, 2001--

      - Deals Create Financial Services Powerhouse with $30 Million in Revenue -

vFinance, Inc. (OTCBB:VFIN) the leading "clicks and mortar" financial services firm, announced today that it has completed its acquisition of First Level Capital and its merger with Colonial Direct Financial Group, Inc. The combination creates a financial services firm capable of offering a unique mix of traditional public and private investment opportunities. As a result of these transactions, vFinance is projected to have annualized pro forma revenue of $30 million while generating operating profits in 2001.

First Level is an investment banking and financial services firm that specializes in offering private placement investment opportunities to high net worth individuals. Colonial Direct is a leading retail brokerage and investment banking firm with $800 million in assets under management, 13,000 customers and 14 offices nationwide.

"vFinance, through the medium of the Internet, has created an 'investment banking channel' which demystifies the process of capital raising while offering the high net worth individual investment opportunities that today are only available to large financial institutions," said Leonard J. Sokolow, CEO of vFinance. "We believe that the combined resources of these three firms furthers our leadership position as the innovator in the financial services industry by elevating the standards for serving high net worth investors."

Under the terms of the deal, vFinance will issue securities equivalent to approximately 8 million shares of its common stock to acquire 100% of the outstanding shares of Colonial Direct and First Level.

CLICKS & MORTAR: ADVANTAGES FOR ALL THREE FIRMS

"Because our website, vfinance.com, is the leading destination on the Internet for companies in search of private equity, we attract a large audience of `Angel' investors looking for deal flow," Sokolow added, "We now have the ability to establish an ongoing business relationship with those high net worth investors. They will be offered ongoing access to private investments via Colonial Direct's premier retail brokerage services."

In turn, wealthy investors visiting vFinance.com will enjoy access to Colonial Direct's retail brokerage services that include its proprietary online investment management system, retirement and asset management products.

"To stay competitive in the retail brokerage business you need to offer products and services to your clients that they cannot get from the big firms or the online trading mills," stated Michael Golden, Chairman & CEO of Colonial Direct. "It is clear that by integrating our businesses we will be able to offer high net worth investors access to quality private equity investments that the major brokerage firms only offer to institutional players."

ABOUT VFINANCE.COM

vFinance, Inc. (OTCBB:VFIN) is a financial services company that provides investment banking, consulting and brokerage services. The company's Website is an online investment banking center that attracts over one million high net worth investors and CEOs annually. This huge audience produces the "clicks" that fuel VFIN's branded business units (the mortar). By acquiring firms capable of offering high margin, profitable services to leads generated from the vFinance.com web portal, the Company has become a unique new force in the financial services industry.

This release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the private securities litigation reform act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, some of which are out of the control of the Company. Accordingly, the company's actual results could differ materially from those discussed in this release. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. A more complete listing of cautionary statements and risk factors is contained in the company's report filed with the Securities and Exchange Commission. The Company undertakes no obligations


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to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACT: Tilson Communications, Boca Raton
Media Contact:
Mary Hightower, 561/417-7907
mhightower@tilsonpr.com
or
The Del Mar Consulting Group, Inc.
Investor Contact:
Robert B. Prag, 858/794-9500
bprag@delmarconsulting.com

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